Exhibit 99.1

SECOND AMENDED AND RESTATED CERTIFICATE OF

LIMITED PARTNERSHIP

OF

THE NEWKIRK MASTER LIMITED PARTNERSHIP

The Newkirk Master Limited Partnership, a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the “Act”), for the purpose of amending and restating its Amended and Restated Certificate of Limited Partnership filed with the office of the Secretary of State of Delaware on November 7, 2005 which Amended and Restated Certificate of Limited Partnership amended and restated its Certificate of Limited Partnership filed with the Office of the Secretary of State of Delaware on October 11, 2001, hereby certifies that its Certificate of Limited Partnership is amended and restated to read in its entirety as follows:

1.	The name of the Partnership is The Lexington Master Limited Partnership.

2.     The address of the Partnership’s registered office in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

3.	The name and business address of the general partner of the Partnership is

Lex GP-1 Trust

One Penn Plaza

Suite 4015

New York, NY 10119

IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Limited Partnership, which restates and integrates and also further amends the Certificate of Limited Partnership as heretofore amended or supplemented, has been duly executed as of the 2nd day of January, 2007 and is being filed in accordance with Section 17-210 of the Act by a general partner thereunto duly authorized and by each general partner designated herein as a new general partner.

LEX GP-1 TRUST,

General Partner

By:   /s/ Joseph S. Bonventre

Joseph S. Bonventre
Senior Vice President